EXHIBIT 99.01

KANA LEADS INDUSTRY WITH NEW ONSHORE

SOFTWARE DEVELOPMENT STRATEGY

Leading Provider of Customer Service Solution Restructures R&D Organization

MENLO PARK, Calif. — January 3, 2006 - KANA Software, Inc. (Pinksheets: KANA.PK), a leading provider of Service Resolution Management (SRM) solutions, today announced that it is backsourcing core software development and restructuring its research and development organization. Over the last several years, core product development has been done in Asia and multiple U.S. locations. KANA will consolidate its R&D operations into one location at the company’s headquarters in Menlo Park, California.

These operational changes will optimize the company’s R&D processes and decrease overall operating expenses. The company also believes this will lead to increased customer satisfaction and improved shareholder value.

The company expects to incur one-time restructuring charges, most of which will be recorded in the fourth quarter of 2005, of approximately $1.0 million to $1.5 million. Although these changes will require additional hiring in Menlo Park, KANA anticipates meaningful operating expense reductions in 2006 as a result of these actions.

“The restructuring of our R&D organization and backsourcing of core software development is central to our strategy to achieve profitability and continue to provide our customers with the best and most innovative customer service solutions in the market,” said CEO Michael Fields. “We are confident that these changes and new initiatives will benefit our customers, partners, prospects, and shareholders.”

About KANA

KANA is a leading provider of Service Resolution Management (SRM) solutions that improve customer satisfaction, reduce service costs, and increase revenues. KANA’s award-winning suite of customer service solutions for assisted, self, and proactive service enables companies to resolve customer requests quickly and accurately across multiple channels. Built on the industry’s most advanced Web architecture, KANA’s solutions are in use at approximately half of the world’s largest 100 companies. For more information visit www.kana.com.

Cautionary Note Regarding Forward-looking Statements Under the Private Securities Litigation Reform Act of 1995:

Information in this release regarding KANA’s forecasts, projections, expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to KANA as of the date of this release, which may likely change, and we assume no obligation to update any such forward-looking statement. These statements include statements about KANA’s customers’ expected benefits and results from KANA applications. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to: competition in our marketplace, including introductions of new products or services, or reductions in prices, by competitors; risks associated with lack of market acceptance of KANA’s products or services; inability to enhance and develop our products and services within budget and on schedule; inability to attract and retain qualified employees, to manage cash and expenditures or to expand sales; inability to manage our business in light of recent personnel reductions; KANA’s history of losses; the effect of potential military action and terrorist activities; and slow economic conditions, particularly as they affect spending by our prospective customers on SRM and similar enterprise software products. These and other factors are risks associated with our business that may affect our operating results and are discussed in KANA’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

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NOTE: KANA is a registered trademark of KANA Software, Inc. All other company and product names may be trademarks of their respective owners.

Contact:

KANA Software

Jessica Hohn, 603-665-1306

jhohn@kana.com

Investors:

Market Street Partners

Carolyn Bass or Susan Coss, 415-445-3240

kana@marketstreetpartners.com